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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2000

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)
12501 Whitewater Drive, Minnetonka, Minnesota 55343
(Address of principal executive offices)

Registrant's telephone number, including area code: (952) 938-8080

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Exhibit Index Appears on Page 4

Item 5.  Other Events.

    On September 20, 2000, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), and Broadband Access Systems, Inc., a Delaware corporation ("BAS"), announced the signing of a definitive agreement and plan of merger (the "Merger Agreement"), as a result of which BAS will become a wholly owned subsidiary of ADC (the "Merger"). Through the Merger, which is structured as a tax-free reorganization for U.S. federal income tax purposes, the outstanding capital stock of BAS will be converted into shares of ADC common stock. The Merger is intended to be accounted for as a "pooling of interests," and is subject to certain conditions, including BAS stockholder approval and receipt of required regulatory approvals.

    The foregoing is a summary of certain terms and conditions of the Merger, and is not intended to be complete. ADC's press release describing the Merger, which is filed as Exhibit 99 to this Form 8-K, is hereby incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits

Exhibit No.	Description
99	Press release describing the Merger

Page 2 of 4 Pages

Exhibit Index Appears on Page 4

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2000	ADC TELECOMMUNICATIONS, INC.
	By:	/s/ ROBERT W. SWITZ Robert W. Switz Senior Vice President and Chief Financial Officer

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
99	Press release describing the Merger

Page 4 of 4 Pages

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
INDEX TO EXHIBITS